WESTERN PETROCHEMICALS CORP.
c/o 900, 521 – 3rd Avenue SW
Calgary, Alberta T2P 3T3

April 15, 2004

CONFIDENTIAL

Powermax Energy Inc.
260, 999 – 8th Street S.W.
Calgary AB T2R 1J5

Attention: Mr. Johannes Kingma, President & CEO

Dear Jo:

Re: Farmout and Joint Venture Agreement dated March 1, 2003 between Powermax Energy Inc. and Western Petrochemicals Corp.

We are advised that Powermax Energy Inc. ("Powermax") has reached an agreement with Western Petrochemicals Corp. ("WPC") and Uranium Power Corporation ("URMP") to assign all of its rights and obligations under the above referenced Farmout and Joint Venture Agreement to URMP in consideration of receiving 92,600 common shares in the capital of URMP. We wish to document the Agreement as follows:

1. Powermax hereby sells, transfers, conveys and assigns all of its rights and obligations under the Farmout and Joint Venture Agreement ("the Agreement") dated March 1, 2003 between Powermax and WPC.

2. In consideration for the assignment by Powermax as referred to in paragraph 1, above, URMP hereby agrees to issue to Powermax, within a reasonable period of time following the execution hereof, 92,600 common shares in the capital of URMP. The aforementioned shares will, when issued, be issued as fully paid and non-assessable common shares in the capital of URMP.

3. WPC hereby releases Powermax from the performance of any and all of its obligations under the Agreement.

If you are in agreement with the foregoing, please execute and deliver a copy of this Agreement to the attention of the undersigned via facsimile (403) 264-6654 on or before 4:00 p.m. (Calgary time) on Monday, April 19, 2004, failing which the foregoing will be null and void. The agreement may be signed in counterpart by fax with hard copy to follow.

Yours very truly,

Western Petrochemicals Corp.

Per: ______________________
Todd Montgomery, President

Acknowledged and agreed to as of this _____ day of April, 2004.

Powermax Energy Inc.

Per: ______________________
Johannes Kingma

Uranium Power Corp.

Per: ______________________
Thornton Donaldson

Yours very truly,

Western Petrochemicals Corp.

Per: ______________________________
Todd Montgomery, President

Acknowledged and agreed to as of this _____ day of April, 2004.

Powermax Energy Inc.

Per: ______________________________
Johannes Kingma

Uranium Power Corp.

Per: ______________________________
Tim Brock

WESTERN PETROCHEMICALS CORP.
c/o 900, 321 – 3rd Avenue SW
Calgary, Alberta T2P 3T3

April 15, 2004

CONFIDENTIAL

Powermax Energy Inc.
260, 999 – 8th Street S.W.
Calgary AB T2R 1J5

Attention: Mr. Johannes Kingma, President & CEO

Dear Jo:

Re: Farmout and Joint Venture Agreement dated March 1, 2003 between Powermax Energy Inc. and Western Petrochemicals Corp.

We are advised that Powermax Energy Inc. ("Powermax") has reached an agreement with Western Petrochemicals Corp. ("WPC") and Uranium Power Corporation ("URMP") to assign all of its rights and obligations under the above referenced Farmout and Joint Venture Agreement to URMP in consideration of receiving 92,600 common shares in the capital of URMP. We wish to document the Agreement as follows:

1. Powermax hereby sells, transfers, conveys and assigns all of its rights and obligations under the Farmout and Joint Venture Agreement ("the Agreement") dated March 1, 2003 between Powermax and WPC.

2. In consideration for the assignment by Powermax as referred to in paragraph 1, above, URMP hereby agrees to issue to Powermax, within a reasonable period of time following the execution hereof, 92,600 common shares in the capital of URMP. The aforementioned shares will, when issued, be issued as fully paid and non-assessable common shares in the capital of URMP.

3. WPC hereby releases Powermax from the performance of any and all of its obligations under the Agreement.

If you are in agreement with the foregoing, please execute and deliver a copy of this Agreement to the attention of the undersigned via facsimile (403) 264-6654 on or before 4:00 p.m. (Calgary time) on Monday, April 19, 2004, failing which the foregoing will be null and void. The agreement may be signed in counterpart by fax with hard copy to follow.

SJPW\20714\2\agreement Apr-04

Yours very truly,

Western [illegible] Corp.

Per: ______________________________
Todd Montgomery, President

Acknowledged and agreed to as of this _____ day of April, 2004.

Powermax Energy Inc.

Per: ______________________________
Johannes Kingma

Uranium Power Corp.

Per: ______________________________
Thornton Donaldson

[illegible] agreement Apr 04

FARMOUT AND JOINT VENTURE AGREEMENT

This Agreement is dated March 1, 2003.

BETWEEN:

POWERMAX ENERGY INC., a body corporate, registered to carry on business in the Province of Alberta and having an office in the City of Calgary, in the Province of Alberta (hereinafter called "Powermax")

-and-

WESTERN PETROCHEMICALS CORP., a body corporate, registered to carry on business in the Province of Alberta and having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Western")

WHEREAS Western holds interests in Oil Shale Exploration Permits in the Province of Saskatchewan;

AND WHEREAS Powermax wishes to acquire an interest in those Oil Shale Exploration Permits under the terms and conditions hereinafter set forth;

NOW THEREFORE the Parties agree as follows:

1.00 DEFINITIONS

1.01 In this Agreement:

(a) **"Agreement"** means the body of this agreement and the attached Schedules.

(b) **"Area of Mutual Interest"** (also hereinafter referred to as the "AMI") means the area of mutual interest described in Clause 7.0 hereto.

(c) **"Assignment Procedure"** means the 1993 CAPL Assignment Procedure (incorporated by reference).

(d) **"Commercial Production"** has the same meaning as the term "commercial quantities" in the 1990 CAPL Operating Procedure.

(e) **"Consideration Shares"** means the fifty thousand (50,000) common shares in the capital of Powermax to be received by Western as part of the Initial Payment as provided for herein.

(f) **"Effective Date"** means March 1, 2003.

(g) **"Initial Payment"** means the sixty seven thousand five hundred dollars ($67,500) payment to be received by Western as provided for herein.

(h) **"Leases"** means the title documents as set forth in Schedule "A", and any documents issued or derived therefrom, including all amendments, renewals, extensions or continuations of any such documents.

(i) **"Operating Procedure"** means the standard form 1990 CAPL Operating Procedure, together with the standard form 1996 PASC Accounting Procedure, the elections and amendments of which are attached as Schedule "B", and as revised by this Agreement.

(j) **"Party"** means a corporation which is a signatory to this Agreement.

(k) **"Regulations"** means all statutes, laws, rules, orders, directives and regulations in effect from time to time and made by any government or governmental agency having jurisdiction over the AMI, the Western Lands, operations conducted thereon or therein, the Parties, or any of them.

(l) **"Western Lands"** means the lands as described more fully in Schedule "A".

(m) **"Working Interest"** means the percentage of undivided interest held by a Party in the Western Lands.

Article 101 definitions in the Operating Procedure also apply to this Agreement unless otherwise defined in this Agreement, except that "joint lands", "title documents" and "working interest" are referred to as "Western Lands", "Leases" and "Working Interest" respectively.

2.00 INTERPRETATION

2.01 Unless otherwise stated:

(a) the singular, masculine or neuter will be construed as the plural or feminine or corporate and vice versa, as the context requires;

(b) this Agreement will be subject to and interpreted and enforced in accordance with the laws in effect in the Province of Alberta.

3.00 SCHEDULES

3.01 The following Schedules are attached hereto and made part of this Agreement:

(a) Schedule "A", which describes the Western Lands and the Leases;

(b) Schedule "B", which is the Operating Procedure and the Accounting Procedure and which sets forth the elections and amendments thereto;

(c) Schedule "C", which is 1997 CAPL Farmout & Royalty Procedure and sets forth

the elections and amendments thereto;

(d) Schedule "D", which sets forth the well information requirements of Western; and

(e) Schedule "E", which sets forth the Work Program.

4.00 INTERESTS AND ENCUMBRANCES

4.01 Western does not represent or warrant title to the Western Lands but represents as of the Effective Date that:

(a) Western has not granted any Interest (or the right to earn any Interest) in the Western Lands whereby a third party may acquire any portion of the Parties' Working Interest therein; and

(b) Other than rentals and work or assessment in lieu thereof to an aggregate amount of approximately $10,000, Western is not aware of any act or omission whereby Western is (or would be) in default under the terms of the Regulations or the Leases and that, it has not received, or otherwise become aware of, any notice of default in respect of the Western Lands or the Leases that has not been remedied.

4.02 Except as otherwise provided herein, if the interest of any Party in the Western Lands is now or hereafter shall become encumbered by any royalty, production payment, or other charge of a similar nature other than the lessor's royalty under the Leases, the Overriding Royalty reserved to Western as provided for herein, and the one percent (1%) gross overriding royalty payable to Philadelphia Capital Corp. identified on Schedule "A" hereto, such charge shall be charged to and paid for entirely by the Party whose interest is or becomes thus encumbered.

5.00 INITIAL PAYMENT AND MINIMUM WORK PROGRAM AND EARNING

5.01 In consideration of Western entering into this Agreement, Powermax agrees to pay to Western the Initial Payment as follows:

(a) Fifty thousand dollars ($50,000) by way of cheque, bank draft, or solicitor's trust cheque, made payable to "~~Drummond Phillips & Gervais~~ in trust", which shall be paid in two payments, one of thirty thousand dollars ($30,000) delivered concurrently with the execution and delivery of this Agreement and the balance of twenty thousand dollars ($20,000) paid within thirty (30) days of execution and delivery of this Agreement, and

(b) The balance of the Initial Payment by way of the issuance of fifty thousand (50,000) common shares from the treasury of Powermax, at an ascribed value of fifteen cents ($0.15) per common share as soon as practicable after the execution of this Agreement. The Consideration Shares shall be issued as fully paid and non-assessable shares in the capital of Powermax, shall be listed and posted for trading on the TSX Venture Exchange, and shall be free of all securities law and stock exchange imposed restrictions

on trading (other than restrictions relating to dispositions from the holdings of a "control person", if applicable) within a period of four (4) to twelve (12) months from the issuance of the Consideration Shares.

5.02 Powermax shall, within thirty (30) months from the date hereof, incur a minimum of six hundred twenty five thousand dollars ($625,000) expenditures on the Western Lands, with the said amount being spent in substantial accordance with the Work Program as set forth in Schedule "E" hereto. Powermax shall initiate the Work Program on or before December 31, 2003, subject to surface access restrictions, and service company equipment and rig availability, and shall thereafter diligently and continuously, at its sole cost, risk, and expense, pursue the Work Program to the reasonable satisfaction of Western. Powermax shall convey all well information, data, and operational information to Western on a current basis. Powermax shall be responsible for completing, capping, or abandoning any wells drilled on the Western Lands in accordance with this Agreement and the Regulations.

5.03 If, during the course of the Work Program, Powermax encounters Operating difficulties, or if the Parties hereto acquire new technical information or determine otherwise that certain aspects of the Work Program are no longer reasonable or practical, the Parties hereto shall, reasonably and in good faith, discuss and agree upon amendment of the Work Program.

5.04 If any well on the Western Lands is Capped by Powermax for lack of an available market, Powermax agrees to make diligent efforts to obtain a market and to complete and equip such well for production, as provided for under this Agreement, at such time as a market is available. Marketing of production obtained under this Agreement shall be the responsibility of Powermax, at Powermax's sole discretion, and Powermax covenants and agrees to make best reasonable efforts to identify markets and commodity prices most economically favourable to the Parties hereto. Powermax hereby grants to Western the right, to be exercised by one hundred and twenty (120) day prior written notice from Western to Powermax, to purchase all petroleum substances produced from the Western Lands at the best available price being paid to Powermax for the majority portion of the petroleum substances being marketed by Powermax, and thereafter Western shall market and sell same.

5.05 Within ninety (90) days of execution and delivery of this Agreement, Western shall deliver to the appropriate regulatory authority transfer documents transferring title to the Leases and the Western Lands to Powermax. Powermax shall hold Western's Interest in the Western Lands in trust. Provided Powermax has fulfilled its obligations with regards to the Initial Payment and the Work Program, and provided that Powermax is not in default of any term or condition of this Agreement, Powermax shall have earned one hundred percent (100%) of Western's interest in the Western Lands and the Leases, subject to lessor's royalty under the Leases, the overriding royalty (hereinafter referred to as the "Overriding Royalty") reserved to Western as provided for herein and calculated in accordance with Schedule "C", and the one percent (1%) gross overriding royalty payable to Philadelphia Capital Corp. identified in Schedule "A". Royalties shall be payable on sales gas and not be payable on flared gas, and "sales gas" means the residue remaining after raw natural gas has been subjected to any or all of the following processes: (i) the removal of any of its constituent parts prior to marketing; and (ii) the

compression, regulation, cooling, cleaning or any other chemical or physical process to such extent as may be required in its production, gathering, transmission, storage, removal from storage and delivery to a sales point.

5.06 The 1997 CAPL Farmout & Royalty Procedure, as provided for in Schedule "C" hereto, shall govern all Operations on the Western Lands until conversion of Western's overriding royalty as provided for under this Agreement. In the event that Western elects to convert its royalty interest to a Working Interest as provided for herein, the Operating Procedure, as provided for in Schedule "B" hereto, shall govern operations after such conversion. Powermax is hereby appointed Operator under this Agreement and Powermax hereby accepts such appointment.

5.07 Powermax shall be responsible for, and shall in a timely and professional manner, make all payments and perform all actions as may be required from time to time to keep the Leases in good standing. Without limitation on the generality of the foregoing, Powermax shall pay all rentals from and after the Effective Date. In the event that Western converts to a Working Interest as provided for under this Agreement rentals payable for the Western Lands shall be shared by the Parties in accordance with their Working Interests.

5.08 The Parties hereto acknowledge and agree that the Operating Procedure and the Farmout and Royalty Procedure (the "Procedures") attached to and made a part of this Agreement as Schedules "B" and "C" were designed and written for conventional oil and gas exploration and development and in specific instances may not reasonably apply, as they are written, to the technical and operational requirements contemplated by this Agreement. The Parties hereto covenant and agree to discuss, reasonably and in good faith, during the term of this Agreement, amendments and modifications to the Procedures to accommodate technical and operational situations arising due to the unconventional nature of the hydrocarbon resource that is the subject of this Agreement. The Parties to this Agreement covenant and agree not to unreasonably exploit provisions of the Procedures that were designed for conventional oil and gas operations and which may not be reasonably and fairly applied to operational situations under this Agreement to gain an economic or business advantage over a Party to this Agreement. Without limitation on the generality of the foregoing, this shall include amending the independent operations provisions of the Procedures to allow a Party to serve a notice of independent operation for a multi-well operation when the economic or production capability of the multi-well program is inseparably related. In the event that a dispute between the Parties arises over the application, and any proposed amendment, of the Procedures relating to the unconventional resource subject to exploitation under the provisions of this Agreement, the Parties hereto agree to each select an independent energy industry expert to act as an arbitrator. The arbitrators selected by each Party shall then meet, together with representatives of all Parties, to discuss the matter in the Procedures that is in dispute, and to rule on the dispute. The Parties agree to be bound by the decision of such arbitrators and to amend the relevant provision of the Procedures accordingly. Nothing in this sub-Clause shall be interpreted as affecting any rights of the Parties under this Agreement or limiting any Party's right to seek legal remedies in the event of any dispute.

6.0 **CONVERSION OF OVERRIDING ROYALTY**

6.01 Until March 1, 2007, and upon completion of Powermax's obligations with regard to the Initial Payment and the Work Program, Western shall have the option to elect, by written notice to Powermax, to convert the Overriding Royalty to an undivided forty nine percent (49%) Working Interest in the Western Lands and the Leases, and any wells thereon, all related equipment and facilities, and all production therefrom after the effective date of such conversion to a Working Interest. The effective date of such conversion by Western to a Working Interest shall be the date such notice is received by Powermax. Within a reasonable period of time after the effective date of such conversion, and such period shall not exceed ninety (90) days from that effective date, Western shall reimburse Powermax for forty nine percent (49%) of all capital expenditures to date incurred by Powermax on the Western Lands, whether under the Work Program or in further commercial development of the Western Lands, specifically excluding costs deductible prior to calculation of any royalties and the cost of any royalty payments made prior to the effective date of such conversion by Western to a Working Interest. Upon receipt of such notice of election to convert to a Working Interest Powermax shall make best efforts to provide, at its earliest convenience a summary statement detailing the amount payable by Western to Powermax. Western shall have the right to reasonably audit such statement and any supporting Powermax documentation. The Parties shall, acting reasonably and in good faith, discuss and agree upon the amount payable by Western to Powermax. The Parties shall, in a timely and reasonable manner, adjust accounts accordingly as of the effective date of the notice of election by Western to convert to a Working Interest.

6.02 In the event that all wells provided for in the Work Program and drilled by Powermax on the Western Lands are dry and abandoned, Western shall be deemed to have served notice and converted to a Working Interest as provided for in this Clause 6.0 with an effective date of such conversion to a Working Interest being the first day of the month following the month in which the last well is abandoned. In the event of conversion to a Working Interest as provided for in this sub-Clause 6.02 the capital expenditure reimbursement provisions shall not apply and Western shall not be required to reimburse Powermax for any amount with regards to Powermax's capital expenditures made prior to the effective date of that conversion. Conversion under the provisions of this sub-Clause 6.02 shall not relieve Powermax of any outstanding obligations with regards to Powermax's 100% Working Interest cost of any outstanding work requirements such as, without limitation on the generalities of this provision, wellsite and wellsite access abandonment and reclamation obligations.

7.0 **AREA OF MUTUAL INTEREST ("AMI")**

7.1 The Parties hereto acknowledge and agree that an Area of Mutual Interest shall be established as of the Effective Date and shall comprise all rights for oil shale exploration, development, and production governed by or administered under the Regulations within the province of Saskatchewan. The provisions of this Clause shall survive for a period of ten (10) years after the expiry or termination of this Agreement. The terms and conditions contained in this Area of Mutual Interest Clause represent the full extent of the duties between the Parties regarding the obligation to share information and

opportunities in connection with lands and oil shale mineral rights governed by the Regulations and not currently owned or controlled by either Party hereto.

7.2 In the event that Powermax acquires, whether directly or indirectly, any additional lands or concessions (hereinafter referred to as "After Acquired Lands") within the Area of Mutual Interest, the Parties hereto agree that this Agreement shall apply, with the necessary changes, to the After Acquired Lands. Without restricting the generality of the foregoing this shall mean that Powermax shall be responsible for its Working Interest share of all rentals applicable to the After Acquired Lands. In the event that Western has not elected to convert its interest to a Working Interest in the Western Lands, Western shall be entitled to a gross overriding royalty on the After Acquired Lands as provided for in this Agreement, and Western shall have the right to convert to a Working Interest, as provided for in this Agreement, in the After Acquired Lands as though those lands were included in the original Western Lands. In the event that the After Acquired Lands are acquired by purchase privately or by public tender, the purchase price shall be considered a capital expenditure subject to the reimbursement provisions of this Agreement, with any necessary changes to those provisions, as a part of any conversion to, or acquisition of, a Working Interest by Western. The Parties hereto agree to make best efforts, in good faith, to discuss and agree upon strategies and methods for acquisition of After Acquired Lands.

8.00 MISCELLANEOUS

8.01 This Agreement supersedes all other oral or written agreements, arrangements, and understandings among the Parties relating to the Western Lands and the AMI, as regards the subject matter contained herein.

8.02 This Agreement shall enure to the benefit of the Parties and their respective trustees, receivers, receiver-managers, successors and permitted assigns.

8.03 The provisions of Article XVIII of the 1990 CAPL Operating Procedure, with the noted deletion of 1801 (e), shall govern the confidentiality requirements between the Parties.

8.04 This Agreement may be executed in counterpart and all counterparts when taken together will constitute one and the same Agreement.

8.05 If any term or condition of this Agreement conflicts with a term or condition in the Leases then such term or condition in the Leases shall prevail and this Agreement shall be deemed to be amended to the extent necessary to give effect to such term or condition in the Lease or Leases concerned, and those Western Lands thereby covered. Wherever any term or condition, express or implied, of any Schedule, including the Operating Procedure and the Farmout and Royalty Procedure, conflicts with or is at variance with any term or condition of this Agreement, such term or condition of this Agreement shall prevail.

8.06 In the event that Powermax makes any default in any term, covenant, or condition of this Agreement or any Lease, or at any time with respect to the Western Lands, and permit such default to continue for thirty (30) days after notice thereof in writing has been given to it by Western or fail to continue to remedy such default with all due diligence

thereafter, then Western may, by notice in writing to Powermax, cancel and determine the conveyance and the entire interest of Powermax under this Agreement to which such default relates, and it shall be lawful for Western to re-enter into and upon the Western Lands (or any part thereof in the name of the whole), and the same to have again, repossess and enjoy. The rights hereby granted to Western shall be in addition to and not in substitution for any other right or remedy which Western has under this Agreement, and specifically the exercise of such rights shall not serve to deprive Western either wholly or partially of any other right or remedy, including damages and indemnity. Failure by Powermax to pay or settle promptly all accounts relating to any well operations may be deemed by Western to be a default by Powermax hereunder.

Notwithstanding anything contained in this Agreement or in the Operating Procedure, if any builders' lien is registered in the Land Titles Office or with the Crown or in any other registry for the Western Lands and if that lien is in respect of, or purports to be in respect of work, services, or material performed for, or used by, Powermax upon or in respect of the Western Lands and if Powermax does not:

(a) register a discharge of that lien, or

(b) take steps in accordance with the legislation then in force to obtain a discharge of that lien,

within thirty (30) days after receiving a notice from Western requiring the lien to be discharged, or, in the case of (b) above, if Powermax does not proceed with diligence to obtain the discharge of the lien, then, in any such case, Powermax shall thereupon cease to have any rights under this Agreement and any rights to or interest in the Western Lands. The provisions of this sub-Clause are in addition to all other rights of the Farmor under this Agreement and do not derogate from or restrict any other rights that the Farmor may have.

9.00 LIMITATIONS ACT

The 2 year period for seeking a remedial order under section 3(1)(a) of the *Limitations Act*, R.S.A. 2000 c. L-12, as amended (the "Act"), for any claim (as defined in the Act) arising in connection with this Agreement is extended to:

(a) for claims disclosed by an audit, 2 years after the time this Agreement permitted that audit to be performed; or

(b) for all other claims, 4 years.

10.00 GOOD AND SERVICES TAX

10.01 Effective as of the Effective Date, the Parties to this Agreement hereby elect jointly to have the Operator account for GST in the course of any joint venture activity attributable to the electing participants and Parties to this Agreement pursuant to subsection 273(1) of the *Excise Tax Act*.

10.02 For the purposes of subsection 273(1) of the *Excise Tax Act*, this Agreement covers any marketing arrangements between the Operator and the other Parties, wherein the Operator is marketing product on behalf of such other Parties.

IN WITNESS WHEREOF the Parties have duly executed this Agreement.

WESTERN PETROCHEMICALS CORP.	POWERMAX ENERGY INC.
per ______________________	per ______________________
name and title: Todd D. Montgomery President & C.E.O.	name and title: Johannes Kingma President CEO

This is the execution page of a Farmout and Joint Venture Agreement dated March 1, 2003 between Western Petrochemicals Corp. and Powermax Energy Inc.

This is Schedule "A" of a Farmout and Joint Venture Agreement dated March 1, 2003 between Western Petrochemicals Corp. and Powermax Energy Inc.

Attached to and forming part of an Agreement dated the ! day of February, 2003 between Western Petrochemicals Corp. as Farmor and Powermax Energy Inc. as Farmee.

<u>Farmout Lands:</u>

<u>Twp 45, Rge 05, W 2 M</u>
Sec. 7; Lsds 4, 5, 12 & 13 of Sec. 8, Lsds 4, 5, 12 & 13 of Sec. 17, Secs. 18, 19, Lsds 4 & 5 of Sec. 20, Secs. 30, 31

<u>Twp 45, Rge 06, W 2 M</u>
Secs. 1-30, S/2, NW & Lsds 9 & 10 of Sec. 31, Secs. 32-36

<u>Twp 45, Rge 07, W 2 M</u>
Secs. 1-7, 9-36

<u>Twp 46, Rge 07, W 2 M</u>
S/2 & Lsds 12 & 13 of Sec. 1, Secs. 2-11, Lsds 4, 5, 12 & 13 of Sec. 12, W/2 & Lsd 10 of Sec. 13, Secs. 14-23, N/2, SW & Lsds 7 & 8 of Sec. 24, Secs. 25-36

<u>Twp 46, Rge 08, W 2 M</u>
Secs. 1-36

<u>Title Documents:</u>

Oil Shale Exploration Permit No. PS00194 issued by Saskatchewan Energy and Mines on August 31, 2001 for a term of 3 years commencing on May 7, 2001 and containing an area of 93,956 acres (38,022.64 hectares), more or less

Farmout Lands:

Twp 46, Rge 05, W 2 M
W/2 and Lsds 1, 2, 7 & 10 of Sec. 6, Lsds 3, 4, & 5 of Sec. 7, W/2 18, W/2 & Lsds 1, 2, 7, 10 & 15 of Sec. 19, Lsd 13 of Sec. 26, Lsds 14, 15 & 16 of Sec. 27, NW 28, N/2 & Lsd 6 of Sec. 29, SW & Lsds 2, 11, 12 & 13 of Sec. 30, Lsds 1, 4, 5, 8, 9, 12 & 16 of Sec. 31, Secs. 32-34

Twp 47, Rge 05, W 2 M
S/2, NW & Lsd 10 of Sec. 3, Secs. 4, 5, E/2 6, E/2 7, Secs. 8, 9, SW & Lsds 12 & 13 of Sec. 10, Lsds 3, 4, & 5 of Sec. 16, Sec. 17, N/2, SE & Lsd 6 of Sec. 18, Secs. 19, 20, Lsds 5, 12 & 13 of Sec. 21, S/2 NW & Lsd 10 of Sec. 29, Secs. 20, 31

Twp 48, Rge 05, W 2 M
Secs. 6-8, SW & Lsds 11 & 12 of Sec. 9, Sec. 17

Twp 46, Rge 06, W 2 M
Secs. 1-4, S/2, Ne & Lsds 11, 12 & 14 of Sec. 5, E/2 & aLsds 3, 6, 11 & 14 of Sec. 8, Sec. 9-16, E/2, NW & Lsds 3, 5 & 6 of Sec. 17, E/2, NW & Lsds 3, 5 & 6 of Sec. 19, Secs. 20-36

Twp 47, Rge 06, W 2 M
Secs. 1-36

Twp 48, Rge 06, W 2 M
Secs. 1-3, 10-12

Twp 47, Rge 07, W 2 M
Secs. 1-36

Title Documents:

Oil Shale Exploration Permit No. PS00193 issued by Saskatchewan Energy and Mines on August 31, 2001 for a term of 3 years commencing on May 7, 2001 and containing an area of 88,640 acres (35,061.95 hectares), more or less

Encumbrances:

1. Crown Royalty
2. 1% GOR in favour of Philadelphia Capital Corp.

Interests of Farmor:

100% Working Interest in and to the Title Documents, subject to above noted Encumbrances.

This is Schedule "B" of a Farmout and Joint Venture Agreement dated March 1, 2003 between Western Petrochemicals Corp. and Powermax Energy Inc.

1990 CAPL Operating Procedure Elections

1. Insurance (Article 311): B
2. Marketing Fee (Article 604): A
3. Casing Point Election (Article 903): A
4. Penalty for Independent Operations (Article 1007):

   (a) Development Wells 300%
   (b) Exploratory Wells 500%

5. Title Preserving Well (Article 1010 (a) (iv)): 180 Days
6. Reversion of Zone Upon Abandonment (Article 1015): Delete
7. Reversion of Zones Upon Subsequent Abandonment (Article 1203): Delete
8. Addresses for Notices (Article 2202):

   Western Petrochemicals Corp.
   200, 839 – 5th Avenue S.W.
   Calgary AB T2P 3C8

   Attention: President

   Powermax Energy Inc.
   280, 999 – 8th Street SW
   Calgary AB T2R 1J5

   Attention: President

9. Disposition of Interest (Article 2401): A
10. Recognition Upon Assignment (Article 2404): Delete and replace with the 1993 CAPL Assignment Procedure

PASC 1996 Accounting Procedure

1. Operating Fund (Article 105): proportionate share of 10%
2. Approvals (Article 110): Article n/a; 2 or more owners totaling 75%
3. Expenditure Limitations (Article 112): (a) excess of $n/a
   (c) excess of $10,000
4. Labor (Article 201 (a) (6)): Delete and replace as follows:

   "Article 201 (a) (6) Salaries and wages of the Operator's employees engaged in Production Engineering who are either temporarily or permanently assigned to and directly employed off-site in direct support of Joint Operations, but specifically excluding salaries and wages paid in respect of administrative services".

5. Employee Benefits (Article 202 (b)): 15%
6. Services (Article 207): replace "warehouse" with "Warehouse" throughout
7. Camp and Housing (Article 213 (b)): shall ___ shall not X
8. Warehouse Handling (Article 216): 0%
9. Allocation Options (Article 221): n/a
10. Overhead Rates (Article 302):

(a) For each Exploration Project:
5% of first $50,000
3% of next $100,000
1% of cost exceed (1) and (2)

(b) For each Drilling Well: ______% OR
(1) 3% of first $50,000
(2) 2% of next $100,000
(3) 1% of cost exceeding (1) and (2)

(c) For Initial Construction: % OR
(1) 5% of first $50,000
(2) 3% of next $100,000
(3) 1% of cost exceeding (1) and (2)

(d) For Subsequent Construction Project
(1) 5% of first $50,000
(2) 3% of next $100,000
(3) 1% of cost exceeding (1) and (2)

(e) For Operations and Maintenance
(1) 10% of cost; and
(2) $150 per producing well per month
(3) $____ flat rate per month
Shall __ Shall not 4

11. Dispositions (Article 406): $25,000

12. Dispositions (Article 408): replace "affiliates" with "Affiliates"

13. Inventories (Article 501 (b)): replace "warehouse" with "Warehouse"

This is Schedule "C" of a Farmout and Joint Venture Agreement dated March 1, 2003 between Western Petrochemicals Corp. and Powermax Energy Inc.

Farmout & Royalty Procedure Elections And Amendments

1. Effective Date (Subclause 1.01(f)): March 1, 2003
2. Payout *Not applicable* (Subclause 1.01(t)): Alternate (specify A or B if Article 6.00 applies) Alternate B if applicable: _____ cubic meters of Equivalent Production or _____ years
3. Incorporation Of Provisions From 1990 CAPL Operating Procedure (Article 1.02) Article 311 (Insurance) - Alternate B (specify A or B)
4. Option Wells (Article 4.00) will ☐ / will not ☒ (Specify) apply
5. Overriding Royalty (Article 5.00) will ☒ / will not ☐ (Specify) apply
6. Quantification Of Overriding Royalty (Subclause 5.01, if applicable)
   a. For crude oil, Alternate 1 will apply (Specify 1 or 2)
      If Alternate 1 applies: 2% If Alternate 2 applies: N/A
   b. For all other Petroleum Substances, Alternate 1 will apply (Specify 1 or 2)
      If Alternate 1 applies: Amend Alternate 1 in 5.01 (a)(b) to read: "2% of Sales Gas, excluding flared gas thereof from each Royalty Well."
      If Alternate 2 applies: N/A
7. Royalty Payor's Allowed Deductions If Overriding Royalty Not Taken In Kind (Subclause 5.04B, if applicable) Alternate(s) 1 only ☒ / 2 only ☐ / 1 and 2 ☐ / neither 1 nor 2 ☐ (Specify Alternate)
   If Alternate 2 applies, deductions must not be greater than 0 % of the Market Price
   Delete 5.04C
8. Conversion Of Overriding Royalty *Not applicable* (Article 6.00) will ☐ / will not ☐ (Specify) apply
9. Operations At Conversion *Not applicable* (Subclause 6.04 A) If Article 6.00 applies, conversion will be to of the Working Interest held by the Farmor.
10. Area Of Mutual Interest *Not applicable* (Article 8.00) will ☐ / will not ☐ (Specify) apply
11. Well Information To Royalty Owners (Article 9.03) - Article 9.03 is amended by deleting the words: "only if the Royalty Owner retains the right to convert its share of the Overriding Royalty to a Working Interest pursuant to Article 6.00 for the Earning Well for which the Farmee earned the Royalty Lands on which that Royalty Well is located."
12. Land Maintenance Costs *Not applicable* (Article 11.02) will ☐ / will not ☐ (Specify) apply
    If applies, the Farmee will pay the Farmor $ _____.
13. Assignment (Article 12.01) The following is added to Article 12.01:
    Notwithstanding Article 2.02 of the Assignment Procedure, no provision of the Assignment Procedure shall be construed so as to make the assignee responsible for any obligation or liability which had arisen or accrued prior to the Transfer Date (as defined in the Assignment Procedure).

This is Schedule "D" of a Farmout and Joint Venture Agreement dated March 1, 2003 between Western Petrochemicals Corp. and Powermax Energy Inc.

WELL DATA REQUIREMENTS

The following data is required for the subject location:

			No. of Copies
1.	PRIOR TO SPUDDING		
	a)	Application for well license (including survey plan)	1
	b)	Geological prognosis & drilling program	1
	c)	Well License	1
	d)	Telephone notice of spudding	yes
2.	DURING DRILLING		
	a)	Daily fax well reports to:	

____

FAX: ____________ or e-mail: ____________
TEL: ____________
Completions Assistant: ____________
FAX: ____________ or e-mail: ____________
TEL: ____________
Geologist: ____________ (tel. ____________)
Engineer: ____________ (tel. ____________)
(fax ____________)

	b)	Daily typed well reports	1
	c)	Field print of all logs run	1
	d)	Access to well cuttings	yes
	e)	Notice of abandonment	yes
	f)	Telephone notice prior to running production casing	yes
3.	ON COMPLETION OR ABANDONMENT		
	a)	Final print of all logs run (plus all log data on floppy disc (1), LAS format)	2
	b)	Analyses (oil, gas, water and core)	1
	c)	DST reports	1
	d)	Geological and drilling reports (including sample description, etc.)	1
	e)	Abandonment report	1
	f)	Completion program	1
	g)	Completion reports	1
	h)	Production test data	1
	i)	All government reports	1

This is Schedule "E" of a Farmout and Joint Venture Agreement dated March 1, 2003 between Western Petrochemicals Corp. and Powermax Energy Inc.

WORK PROGRAM

The "Work Program" shall consist of a permeability test to be conducted on the existing core obtained from the Western Lands, the drilling of a minimum of 1 well to a depth of at least 4500 feet on the Western Lands and the flow or vacuum pump testing of such well for methane and other gases, and such other reasonable matters as may be agreed to from time to time between the Parties.